UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2020

Avon Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building 6, Chiswick Park London W4 5HR United Kingdom
(Address of principal executive offices)

+44-1604-232425
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

Avon Products, Inc. (the “Company”), after suffering the cyber incident communicated on June 9, 2020, is planning to restart some of its affected systems in the impacted markets throughout the course of next week. Avon is continuing the investigation to determine the extent of the incident, including potential compromised personal data. Nevertheless, at this point it does not anticipate that credit card details were likely affected, as its main ecommerce website does not store that information.

This report contains forward-looking statements. These forward-looking statements are not historical fact, but rather reflect the wishes and expectations of management. Words such as "anticipate," "wish," "expect," "foresee," "intend," "plan," "predict," "project," "desire" and similar terms identify statements that necessarily involve known and unknown risks. Known risks include uncertainties that are not limited to the impact of price and product competitiveness, the acceptance of products by the market, the transitions of the Company’s products and those of its competitors, regulatory approval, currency fluctuations, supply and production difficulties, changes in product sales and complexity of IT systems restoration, among other risks. This report is updated up to the present date and Company does not undertake to update it in the event of new information and/or future events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: VP, General Counsel and Corporate Secretary

Date: June 12, 2020